Exhibit 8.2

REEDER & SIMPSON P.C.

P.O. Box 601	Telephone: 011-692-625-3602
RRE Commercial Center	Facsimile: 011-692-625-3603
Majuro, MH 96960	Email:	dreeder@ntamar.net
simpson@otenet.gr

August 31, 2006

Seaspan Corporation

Attention: Gerry Wang

Room 503, 5/F

Lucky Commercial Center

103 Des Voeux Road West

Hong Kong, SAR PRC

Re:    Seaspan Corporation Registration Statement of Form F-3

Ladies and Gentlemen:

We have acted as Marshall Islands counsel to Seaspan Corporation, a Marshall Islands corporation (the “Corporation”), in connection with the preparation of a Registration Statement on Form F-3 (No. 333-            ) (such Registration Statement, as amended at the effective date thereof, being referred to herein as the “Registration Statement”), filed by the Corporation with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, with respect to the public offering of up to US$300,000,000 of securities which may include common shares and debt securities by the Corporation.

In connection therewith, we reviewed the discussion (the “Discussion”) set forth under the caption “Non-United States Tax Consequences—Marshall Islands Tax Consequences” in the Registration Statement.

All statements of legal conclusions contained in the Discussion, unless otherwise noted, are in our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the Discussion, with respect to those matters as to which no legal conclusions are provided, is an accurate discussion of such Republic of the Marshall Islands tax matters (except for the representations and statements of fact of the Company, included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are an “expert” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/S/ DENNIS J. REEDER
Dennis J. Reeder
Reeder & Simpson, P.C.